UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009

DR PEPPER SNAPPLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33829 (Commission File Number)	98-0517725 (IRS Employer Identification No.)
5301 Legacy Drive
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 673-7300
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Effective January 1, 2009, we modified our internal reporting and operating segments to better reflect our business structure and provide greater clarity and transparency. We will prepare our consolidated financial statement disclosures reflecting the new reporting segments for the quarter ended March 31, 2009. The new segments are as follows:
•	Beverage Concentrates — will report only concentrate and syrup sales to third parties. Net sales and operating profit earned on concentrate sales to the former Bottling Group will be eliminated. These concentrate sales will now be recorded in the Packaged Beverages segment at cost;

•	Packaged Beverages — will report the combined results of our former Bottling Group and Finished Goods segments as the Packaged Beverages segment and will record concentrate purchases at cost; and

•	Latin America Beverages — formerly known as the Mexico and Caribbean segment, will continue to report the results of our beverage concentrates and packaged beverages business in Mexico and the Caribbean.
Changes to pricing for intersegment sales — The impact of the pricing adjustments noted above to segment profitability for Beverage Concentrates and Packaged Beverages for the years 2008, 2007 and 2006 is presented in the following table:

	Increase (decrease) to SOP
($ in Millions)	2008	2007	2006
Beverage Concentrates	$(349)	$(354)	$(216)
Packaged Beverages	349	354	216

Net	$—	$—	$—

Additionally, we have made the following changes to our financial segment information:
•	Segment profitability measure changes from Underlying Operating Profit to Segment Operating Profit (SOP)

•	Changes to allocations of certain trade and marketing costs — Trade and marketing expenditures will be allocated to the Beverage Concentrates and Packaged Beverages segments based on brand volume. For Beverage Concentrates, this new allocation methodology increases net sales and decreases marketing expenditures which increases SOP. Conversely for Packaged Beverages, these changes decrease SOP. The impact of these adjustments on Beverage Concentrates and Packaged Beverages SOP for the years 2008, 2007 and 2006 is presented in the following table:

	Increase (decrease) to SOP
($ in Millions)	2008	2007	2006
Beverage Concentrates	$66	$72	$66
Packaged Beverages	(66)	(72)	(66)

Net	$—	$—	$—

•	Changes to allocations of overhead and selling costs — Certain overhead costs which are managed at a corporate level, such as IT, back-office shared services, Finance, R&D and HR, will no longer be allocated to the segments. This increases the profitability of Beverage Concentrates and Packaged Beverages. These costs are now reported as unallocated corporate costs. Additionally, we have changed our allocation methodology for certain combined selling activities. The revised allocation methodology decreases selling costs allocated to Beverage Concentrates and increases selling costs allocated to Packaged Beverages. The impact of these adjustments on the Beverage Concentrates and Packaged Beverages SOP and unallocated corporate costs for the years 2008, 2007 and 2006 is presented in the following table:

	Increase (decrease)
($ in Millions)	2008	2007	2006
SOP:
Beverage Concentrates	$136	$151	$133
Packaged Beverages	34	44	57

Total impact to SOP	170	195	190
Unallocated corporate costs	170	195	190

Net	$—	$—	$—

•	Changes to Other Adjustments previously excluded from the segment profitability measures — Certain items, such as LIFO inventory adjustments, the impact of foreign exchange, and other income and expense items that previously were included in the Other line item within Adjustments, will be reported as a component of SOP.
In this Form 8-K, we have recast our segment information to reflect the effects of the above reporting changes to our historical segment results on a reported and comparable basis. These changes do not revise or restate our previously reported consolidated financial statements. We are issuing this Form 8-K to provide investors with supplemental financial information and historical data that is on a basis consistent with our new segment reporting structure. In the first quarter of 2009, our financial statements disclosure will reflect this new reporting structure with prior period segment disclosures adjusted accordingly.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT
NUMBER	DESCRIPTION

99.1	Supplemental Financial Data — Segment Realignment: Net Sales
99.2	Supplemental Financial Data — Segment Realignment: Profitability

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date: April 30, 2009	By:	/s/ James L. Baldwin, Jr.
		Name:	James L. Baldwin, Jr.
		Title:	Executive Vice President

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